UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2026

VisionWave Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301, Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment

On September 16, 2026, VisionWave Holdings, Inc. (the “Company”) filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-20 reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”) (the “Reverse Stock Split”). The Certificate of Amendment adds a new Section 4.5 to Article IV of the Company’s Amended and Restated Certificate of Incorporation and will become effective at 12:01 a.m., Eastern Time, on September 22, 2026 (the “Effective Time”).

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 2, 2026, at the Company’s 2026 Annual Meeting of Stockholders held on September 1, 2026 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of Common Stock at a ratio of not more than 1-for-250 with the exact ratio and timing to be determined by the Company’s Board of Directors (the “Board”) in its sole discretion. On September 3, 2026, the Board fixed the ratio of the Reverse Stock Split at 1-for-20 and approved the filing of the Certificate of Amendment.

Effect of the Reverse Stock Split

At the Effective Time, every twenty (20) shares of Common Stock issued and outstanding, or held in the treasury of the Company, immediately prior to the Effective Time will automatically be reclassified, combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Company or the holders thereof.

No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. Any fractional share that would otherwise result from the Reverse Stock Split will be rounded up to the next whole share, and each holder who would otherwise be entitled to a fractional share will instead be entitled to receive one whole share in lieu of such fractional share. For purposes of determining whether a holder is entitled to a fractional share, all shares of Common Stock held of record by such holder immediately prior to the Effective Time will be aggregated. No stockholder will receive cash in lieu of a fractional share, and no stockholder will be cashed out as a result of the Reverse Stock Split.

The Reverse Stock Split will reduce the number of issued and outstanding shares of Common Stock from approximately 47.5 million shares to approximately 2.4 million shares, subject to adjustment for the rounding up of fractional shares. The Reverse Stock Split will not change the par value of the Common Stock, which will remain $0.01 per share, or the total number of shares of capital stock the Company is authorized to issue under its Amended and Restated Certificate of Incorporation, which will remain 160,000,000 shares, consisting of 150,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As a result, the number of authorized but unissued shares of Common Stock available for future issuance will increase substantially relative to the number of shares outstanding, and any future issuance of such shares could be dilutive to existing stockholders.

The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage ownership interest in the Company, except to the extent the rounding up of fractional shares results in a stockholder owning a slightly larger interest.

Effect on Outstanding Equity Awards, Warrants and Convertible Securities

At the Effective Time, proportionate adjustments will be made to the number of shares of Common Stock issuable upon the exercise, conversion or vesting of the Company’s outstanding warrants, pre-funded warrants, stock options, restricted stock units, convertible notes and convertible debentures, and to the exercise, conversion or purchase prices thereof, as well as to the number of shares of Common Stock reserved for issuance under the Company’s equity incentive plans, including the 2026 Omnibus Equity Incentive Plan, in each case in accordance with the terms of the applicable instrument or plan.

With respect to the Company’s publicly traded Redeemable Warrants (the “Public Warrants”), in accordance with the terms of the warrant agreement governing the Public Warrants, following the Effective Time, each Public Warrant will be exercisable for one-twentieth (1/20) of one share of Common Stock, and the exercise price will be proportionately adjusted to $230.00 per whole share of Common Stock.

Holders of Record and Book-Entry Positions

Stockholders who hold their shares in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the Reverse Stock Split; their positions will be adjusted automatically to reflect the Reverse Stock Split. Beneficial holders with questions should contact their bank, broker or other nominee. Registered stockholders will receive information from the Company’s transfer agent, Continental Stock Transfer & Trust Company, regarding their holdings following the Effective Time. Each holder of record of a certificate that represented shares of Common Stock immediately prior to the Effective Time will be entitled to receive, upon surrender of such certificate, a new certificate or book-entry position representing the number of whole shares of Common Stock to which such holder is entitled following the Reverse Stock Split.

Trading

The Common Stock will continue to trade on The Nasdaq Global Market under the symbol “VWAV” and is expected to begin trading on a split-adjusted basis at market open on September 22, 2026. Following the Reverse Stock Split, the Common Stock will trade under a new CUSIP number, 927950204.

The Reverse Stock Split is primarily intended to increase the per share trading price of the Common Stock in order to maintain compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1). There can be no assurance that the Reverse Stock Split will result in a sustained increase in the per share trading price of the Common Stock or that the Company will satisfy Nasdaq’s continued listing requirements.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 18, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the timing and effects of the Reverse Stock Split, the commencement of split-adjusted trading, the anticipated number of shares of Common Stock outstanding following the Reverse Stock Split, and the Company’s ability to satisfy Nasdaq’s continued listing requirements. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the risk that the Reverse Stock Split does not result in a sustained increase in the per share trading price of the Common Stock, reduced liquidity of the Common Stock, dilution from future issuances of authorized but unissued shares, delays in processing the Reverse Stock Split by Nasdaq, the Company’s transfer agent or The Depository Trust Company, and the other risks described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to update them, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of VisionWave Holdings, Inc., filed with the Secretary of State of the State of Delaware on September 16, 2026.
99.1	Press Release of VisionWave Holdings, Inc., dated September 18, 2026 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIONWAVE HOLDINGS, INC.

Date: September 18, 2026	By: /s/ Douglas Davis
Name: Douglas Davis
Title: Chief Executive Officer